Exhibit 99.1

Capstone Green Energy Pre-Announces Breakthrough Quarter with Impressive 47% Revenue Growth for First Half of Fiscal Year 2026 Over the First Half of Fiscal Year 2025

Preliminary Unaudited Results Show Strong Revenue Growth and Profitability Achievement

•	25% Year-Over-Year Q2 Revenue Growth to $28.4 Million
•	Net Income of $0.8 Million in the second fiscal quarter compared to ($0.4 Million) net loss in the same period prior year
•	Profitable Quarter Demonstrates Operational Excellence and Market Momentum
•	Announces Leadership Changes

LOS ANGELES, CA / BUSINESS WIRE / November 5, 2025 Capstone Green Energy Holdings, Inc., and its subsidiaries (the "Company” or “Capstone”) (OTCQX: CGEH), a leading provider of clean technology solutions using low-emission microturbine energy systems, today announced select preliminary financial results for the second quarter ending September 30, 2025. The Company expects revenues of approximately $28.4 million, an increase of 25% compared to $22.7 million in the second quarter, ending September 30, 2024, and bringing its growth in the first half of fiscal year 2026 to an impressive 47% over the first half of FY 2025. The anticipated year-over-year growth reflects market momentum for distributed generation and the Company’s ability to execute on product shipments, higher rental fleet utilization, and price realization while it continues to optimize its operations. These results are supported by the disciplined execution of Capstone’s Three-Pillar strategy focused on financial health, sustainable excellence, and revitalization of culture and talent.

In addition to positive net income, the Company also expects to report positive Adjusted EBITDA for the sixth consecutive quarter, driven by improved operational efficiency and margin expansion. Capstone will provide full financial results, along with a reconciliation of non-GAAP financial measures, including Adjusted EBITDA, to the most directly comparable GAAP measures, in its forthcoming quarterly release.

These preliminary results are based on information currently available to management and are subject to revision based on the Company's completion of its normal quarter-end accounting procedures and finalization of the financial statements. The Company's independent registered public accounting firm has not completed its audit or performed any procedures with respect to these preliminary results and does not express an opinion or any other form of assurance with respect thereto.

“This is a transformational quarter for Capstone Green Energy,” said Vince Canino, Chief Executive Officer. “We delivered strong double-digit revenue growth and, more importantly, demonstrated the fundamental strength of our business model, resulting in solid positive net income.”

Canino continued, “Demand for reliable, clean energy solutions continues to accelerate across all the markets we serve, fueled by the global energy transition and the growing need for resilient, cost-efficient power. Our team executed exceptionally well, and these results reaffirm that our strategic focus under our Three Pillars of Strength is delivering meaningful, sustainable performance. With momentum building and industry tailwinds strengthening, Capstone is uniquely positioned to support the rapidly evolving needs of traditional distributed energy, microgrid applications, and the next-generation of AI and data center environments.”

The Company expects to report complete financial results for Q2 FY2026 on or about November 12, 2025.

CAPSTONE ALSO REPORTS LEADERSHIP CHANGES

John Juric, who has served as the Company’s Chief Financial Officer, resigned effective November 1, 2025. The Company thanks Mr. Juric for his contributions and service since March 2023 and wishes him continued success in his future endeavors.

The Company has also announced that John Miller, a current Board member who served as Audit Committee Chair with deep financial and operational expertise, has been appointed Interim Chief Financial Officer, effective November 2, 2025. Mr. Miller brings years of financial leadership experience and will ensure seamless continuity as the Company continues its growth trajectory.

"John Miller’s extensive financial acumen and intimate knowledge of our business as a Board member and Audit Chair make him ideally suited to step into this role," said Vince Canino. "His appointment provides stability and proven financial leadership as we execute on our strategic initiatives and build on our positive momentum."

Robert Flexon has stepped down from his role as Chairman of the Board and from the Board of Directors, effective October 30, 2025. Mr. Flexon has been an exceptional leader and steadfast partner throughout his tenure as Chairman. The Company wishes him continued success and fulfillment in all his future endeavors.

The Board of Directors has appointed Robert Powelson as Interim Chairman of the Board, effective October 31, 2025. Mr. Powelson brings exceptional industry experience, deep regulatory expertise, and a proven record of leadership across the energy sector. He previously served on the Electric Power Research Institute (EPRI) Advisory Board and is a former President of the National Association of Regulatory Commissioners. His extensive background in energy policy and utility regulation will support the Company’s continued execution of its distributed generation strategy and its efforts to capitalize on significant growth opportunities across the clean energy and technology markets.

Caution About Preliminary Results

The financial data as of, and for the quarter ended, September 30, 2025, presented in this release is preliminary and is based upon the most current information available to management. The Company’s actual results may differ from this preliminary financial data due to the completion of financial closing procedures, final adjustments and other developments. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for the full fiscal year ending March 31, 2026, or any future period.

About Capstone Green Energy

For nearly four decades, Capstone Green Energy has been a leader in clean technology, pioneering the use of microturbines to revolutionize how businesses manage their energy needs sustainably. In collaboration with our global network of dedicated distributors, we have shipped over 10,600 units to 88 countries, helping customers significantly reduce their carbon footprints through high-efficiency, on-site energy systems and microgrid solutions.

Our commitment to a cleaner, more resilient energy future remains steadfast. Today, we offer a comprehensive range of microturbine products, from 65kW systems to multi-megawatt solutions, tailored to meet the specific needs of commercial, industrial, and utility-scale customers. In addition to our core microturbine technology, Capstone’s growing portfolio includes flexible Energy-as-a-Service (EaaS) offerings, such as build-own & transfer models, PPA’s, lease to own and rental solutions, are designed to provide maximum value and energy security.

In our pursuit of cutting-edge energy solutions, Capstone has forged strategic partnerships to expand our impact and capabilities. Through these collaborations, we proudly offer advanced technologies that leverage renewable gas and heat recovery solutions, further enhancing the sustainability, efficiency, and reliability of our clients' operations. These integrated offerings reflect our commitment to building a cleaner, more responsible energy future.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s preliminary financial results for the quarter ended September 30, 2025. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the completion of financial closing procedures, final adjustment and other developments, the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate its material weakness in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition and the Company’s ability to retain senior management and other key personnel; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil, natural gas and AI industries and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Capstone Green Energy
Investor and investment media inquiries | ir@CGRNenergy.com
818-407-3628

Source: Capstone Green Energy Holdings, Inc.